UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2008

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

Registration Rights Agreements

In connection with the previously announced Agreement and Plan of Redemption and Merger by and among MarkWest Energy Partners, L.P. (the “Partnership”), MarkWest Hydrocarbon, Inc. (the “Corporation”) and MWEP, L.L.C. dated September 5, 2007 (the “Redemption and Merger Agreement”), the Partnership entered into a voting agreement dated September 5, 2008 with John M. Fox and MWHC Holding, Inc., the major stockholders of the Corporation.  Pursuant to this voting agreement, the Partnership entered into a registration rights agreement (the “Fox Registration Rights Agreement”) on February 21, 2008 in connection with the closing of the redemption and merger described in Item 2.01.  The Fox Registration Rights Agreement requires the Partnership to file a resale registration statement to register the common units of the Partnership that will be received by John M. Fox and MWHC Holding, Inc. in the merger pursuant to the Redemption and Merger Agreement within 45 days after the closing of the redemption and merger, and use its commercially reasonable efforts to cause the registration statement to become effective within 150 days after the closing of the redemption and merger.  In addition, the Fox Registration Rights Agreement gives John M. Fox and MWHC Holding, Inc. piggyback registration rights under certain circumstances.  The piggyback registration rights will terminate upon the third anniversary of the closing of the redemption and merger.

The description of the Fox Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

On October 26, 2007, the Partnership entered into that certain Amended and Restated Class B Membership Interest Contribution Agreement (the “Contribution Agreement”) with current and former management and certain directors of the Corporation and MarkWest Energy GP, L.L.C., the Partnership’s general partner (the “General Partner”), pursuant to which sellers agreed to contribute to the Partnership their Class B membership interests in the General Partner in exchange for cash and common units of the Partnership concurrently with the closing of the redemption and merger.  Pursuant to the Contribution Agreement, the Partnership entered into a registration rights agreement (the “Class B Registration Rights Agreement”) on February 21, 2008 in connection with the closing of the Contribution Agreement.  The Class B Registration Rights Agreement requires the Partnership to file a resale registration statement to register the common units of the Partnership that will be received by the former holders of Class B membership interests in the General Partner pursuant to the Contribution Agreement within 45 days after the closing of the Contribution Agreement, and use its commercially reasonable efforts to cause the registration statement to become effective within 150 days after the closing of the redemption and merger.

The description of the Class B Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.

Credit Agreement

The description of the Credit Agreement described below under Item 2.03 is incorporated in this Item 1.01 by reference.  A copy of the Credit Agreement is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

                Redemption and Merger Agreement

                On February 21, 2008, the Partnership completed its acquisition of the Corporation, pursuant to the Redemption and Merger Agreement.  As a result of the redemption and merger, the Corporation, which is the surviving corporation, is a wholly-owned subsidiary of the Partnership.  In connection with the redemption, the Corporation’s stockholders will receive an aggregate of approximately $241 million in cash.  In connection with the merger, the Corporation’s stockholders will receive an aggregate of approximately 15.5 million common units of the Partnership.  Each of the Corporation’s stockholders could elect to receive all cash, all common units, the “stated consideration” consisting of 1.285 common units and $20.00 in cash for each of their shares, or any combination thereof.  The stated consideration represents a 22% premium to the closing price of the Corporation’s common stock on September 5, 2007, the last trading day before the public announcement of the proposed redemption and merger.  The elections for cash or common units are subject to proration and equalization procedures.

                Immediately prior to the redemption, all outstanding stock options previously granted by the Corporation, which were all vested and exercisable, were deemed exercised. In addition, the Partnership assumed all outstanding shares of the Corporation’s restricted stock, subject to the current vesting terms and other conditions applicable to the restricted stock, and the Partnership will issue to the holders of the Corporation’s restricted stock a number of phantom (notional) units of the Partnership based on a ratio, rounded to the nearest ten-thousandth, obtained by dividing the per share consideration by the final Partnership common unit price. Any fractional phantom unit of the Partnership will be rounded up to the nearest whole phantom unit of the Partnership.

                The Corporation and the Partnership were closely related prior to the redemption and merger. Prior to the redemption and merger, the Corporation owned 89.7% of the equity of the General Partner and the Corporation will continue to own its interest in the General Partner after consummation of the transactions contemplated by the Redemption and Merger Agreement.  Prior to the redemption and merger and related transactions, the General Partner owned a 2% general partner interest and all of the incentive distribution rights in the Partnership.  In connection with the redemption and merger and related transactions, the General Partner exchanged the economic interest associated with its 2% general partner interest and all of the incentive distribution rights for 18,506,132 Class A units of the Partnership. The General Partner will retain the right to manage the Partnership.  Prior to the redemption and merger and related transactions, the Corporation owned 4,938,992 common units of the Partnership, which it exchanged for 5,900,000 Class A units of the Partnership.  Moreover, certain officers and directors of the Corporation, prior to the redemption and merger, were also officers and directors of the General Partner. John M. Fox, Frank M. Semple, William A. Kellstrom and Donald C. Heppermann served as members of both the Corporation’s board and the General Partner’s board.   In addition, on February 21, 2008, the Partnership loaned $225 million to the Corporation in order to finance the redemption.

                The foregoing description of the redemption and merger and the Redemption and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Redemption and Merger Agreement, a copy of which is filed as Exhibit 10.4 to this current report on Form 8-K and is incorporated herein by reference.

Amended and Restated Class B Membership Interest Contribution Agreement

In connection with the Redemption and Merger Agreement, the Partnership entered into the Contribution Agreement described in Item 1.01 above.  On February 21, 2008, pursuant to the Contribution Agreement, the former holders of Class B membership interests in the General Partner contributed to the Partnership their Class B membership interests in the General Partner in exchange for cash and common units of the Partnership concurrently with the closing of the redemption and merger.

The description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.5 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 20, 2008, the Partnership, Royal Bank of Canada as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, as Co-Syndication Agents, Fortis Capital Corp., SunTrust Bank and U.S. Bank National Association, as Documentation Agents, RBC Capital Markets, as Sole Lead Arrangers and Sole Book Running Manager, and the lenders party thereto, entered into a credit agreement (the “Credit Agreement”), which provides for a maximum lending limit of $575 million for a five-year term.  The credit facility (the “Facility”) includes a revolving facility of $350 million and a $225 million term loan.  The Facility is guaranteed by all of the Partnership’s subsidiaries, including the Corporation and the General Partner, and is collateralized by substantially all of the Partnership’s assets and those of its subsidiaries, including the Corporation and the General Partner.  The borrowings under the Facility bear interest at a variable interest rate, plus basis points.  The variable interest rate is typically based on the London Inter Bank Offering Rate (the “Eurodollar Rate Loans”); however, in certain borrowing circumstances the rate would be based on the higher of (a) the Federal Funds Rate plus ½ of 1%, and (b) a rate set by the Facility’s administrative agent, based on the U.S. prime rate (the “Base Rate Loans”).  The basis points correspond to the Partnership’s Total Leverage Ratio (which is the ratio of the Partnership’s Consolidated Senior Debt to Adjusted Consolidated EBITDA (as such terms are defined in the Credit Agreement)), ranging from 0.50% to 1.25% for Base Rate loans, and 1.50% to 2.25% for Eurodollar Rate loans.  The basis points will increase by 0.50% during any period (not to exceed 270 days) where the Partnership makes an acquisition for a purchase price in excess of $50 million (“Acquisition Adjustment Period”).

Under the provisions of the Credit Agreement, the Partnership is subject to a number of restrictions on its business, including restrictions on its ability to grant liens on assets; make or own certain investments; enter into any swap contracts other than in the ordinary course of business; merge, consolidate or sell assets; incur indebtedness (other than subordinated indebtedness); make distributions on equity investments; declare or make, directly or indirectly, any restricted payments.  The Credit Agreement also contains customary representations and warranties (including those relating to corporate existence, financial condition, litigation, absence of defaults, authority and enforceability, approvals, use of proceeds, ERISA, taxes, ownership of property, no material misstatements, Investment Company Act status, subsidiaries, environmental matters, compliance with laws and solvency) and customary events of default (including those relating to monetary defaults, covenant defaults, cross defaults and bankruptcy events).

                The Credit Agreement also contains covenants requiring the Partnership to maintain:

•      a ratio of not less than 2.75 to 1.00 of adjusted consolidated EBITDA to consolidated interest expense for any fiscal quarter-end;

•      a ratio of not more than 5.25 to 1.00 of total consolidated debt to adjusted consolidated EBITDA for any fiscal quarter-end, unless such quarter-end occurs during any Acquisition Adjustment Period, in which case this ratio cannot be greater than 5.75 to 1.00; and

•      a ratio of not more than 3.75 to 1.00 of Consolidated senior debt to adjusted consolidated EBITDA for any fiscal quarter-end, unless such quarter-end occurs during any Acquisition Adjustment Period, in which case this ratio cannot be greater than 4.25 to 1.00.

The Credit Agreement provides for adjustments to the calculations of these covenants in the case of certain acquisitions or material projects.

                The Partnership incurs a commitment fee on the unused portion of the Facility at a rate between 30.0 and 50.0 basis points based upon the Partnership’s Total Leverage Ratio.

                Interest on Base Rate Loans will be paid quarterly on the last business day of each March, June, September and December.  Interest on Eurodollar Rate Loans will be payable at the end of each interest period of 1, 2, 3 or 6 months, and, in any event, at least every 3 months.  The Credit Agreement also contains provisions requiring prepayments from certain Net Cash Proceeds (as defined in the Credit Agreement) received from certain triggering sales that have not been reinvested within one hundred eighty days and loan proceeds from a Senior Debt Offering (as defined in the Credit Agreement).

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.3 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 3.02 Unregistered Sales of Equity Securities

On February 21, 2008, in connection with the closing of the redemption and merger, the Partnership issued to: (a) the Corporation 5,900,000 Class A units of the Partnership in exchange for 4,938,992 common units owned by the Corporation; and (b) the General Partner 18,506,132 Class A units of the Partnership in exchange for all of the incentive distribution rights and the economic interest in the 2% general partner interest in the Partnership.  On the same date, in connection with the Class B Membership Interest Contribution Agreement, the Partnership issued 950,000 common units to current and former management and certain directors of the Corporation and the General Partner.

The securities offered in the private placement have not been registered under the Securities Act of 1933 or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 21, 2008, in connection with the closing of the redemption and merger, Michael L. Beatty, Anne E. Mounsey and Donald D. Wolf were appointed as additional members of the General Partner board following the effective time of the redemption and merger.  Messrs. Betty and Wolf meet the independence standards established by the New York Stock Exchange and the Securities Exchange Act of 1934.  Mr. Beatty will serve on the Nominating and Corporate Governance Committee of the General Partner board, and Mr.Wolf will serve on the Compensation Committee of the General Partner board.

ITEM 5.03 Amendment to Articles of Incorporation or Bylaws

In connection with the closing of the Redemption and Merger Agreement, the General Partner entered into the Third Amended and Restated Agreement of Limited Partnership of the Partnership effective February 21, 2008 (the “Amended and Restated Partnership Agreement”). A copy of the Amended and Restated Partnership Agreement is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

ITEM 7.01  Regulation FD Disclosure

On February 21, 2008, the Partnership and the Corporation issued a joint press release announcing the successful completion of the redemption and merger. The press release is furnished and attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information furnished pursuant to Item 7.01 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act

ITEM 9.01.  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description of Exhibit
3.1	Third Amended and Restated Agreement of Limited Partnership of MarkWest Energy Partners, L.P. dated as of February 21, 2008

10.1	Registration Rights Agreement dated as of February 21, 2008 by and among MarkWest Energy Partners, L.P., John M. Fox and MWHC Holding, Inc.

10.2	Registration Rights Agreement dated as of February 21, 2008 by and among MarkWest Energy Partners, L.P. and the holders named therein

10.3

Credit Agreement dated as of February 20, 2008 among MarkWest Energy Partners, L.P., Royal Bank of Canada as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, as Co-Syndication Agents, Fortis Capital Corp., SunTrust Bank and U.S. Bank National Association, as Documentation Agents, RBC Capital Markets, as Sole Lead Arrangers and Sole Book Running Manager, and the lenders party thereto

10.4

Agreement and Plan of Redemption and Merger, dated as of September 5, 2007, by and among MarkWest Hydrocarbon, Inc., MarkWest Energy Partners, L.P. and MWEP, L.L.C. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed September 6, 2007)

10.5

Amended and Restated Class B Membership Interest Contribution Agreement, dated as of October 26, 2007, by and among MarkWest Energy Partners, L.P. and the sellers named herein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed November 1, 2007)

99.1*	Press Release dated February 21, 2008

* Furnished herewith.

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy, G.P., L.L.C.,
Its General Partner

Date: February 21, 2008	By:	/s/ Nancy K. Buese
Nancy K. Buese Senior Vice President and Chief Financial Officer